UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

TDX INDEPENDENCE FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear TDX Independence Fund Shareholder:

A few weeks ago, you should have received proxy material concerning Special Meetings of Shareholders (the “Meetings”) of TDX Independence Funds, Inc. to be held on December 18, 2009. We have not received your vote and there is less than one week to the Meetings!

Due to a lack of sufficient shareholder participation, the Meetings may have to be adjourned! Participation in the voting process by all shareholders is critical to allow each TDX Independence Fund to act on the proposal and to avoid the possibility of an adjournment of the Meetings. Please act now!

If you did not receive your proxy material, please call 1-866-615-7870 as soon as possible to receive a package. Otherwise, we urge you to vote immediately!

The Board of Directors of TDX Independence Funds, Inc. has unanimously approved the proposal and recommends that shareholders vote in favor of the proposal.

PLEASE VOTE IMMEDIATELY – VOTING IS QUICK AND EASY!
There are three ways to cast your vote:

Talk to a Live Proxy Voting Specialist
Call 1-866-615-7870 Monday through Friday 9:30 AM to 9:00 PM (ET), Saturday 10:00 AM to 6:00 PM (ET). Estimated call time is less than three minutes.

Vote Online
You may vote online at www.proxyvote.com and enter the control number that appears in the proxy material you received. The website will give you further instructions on how to vote your shares.

Mail
Mail your completed voting instruction form in the postage paid envelope provided.

Thank you for your participation.